Exhibit 24.1

POWER OF ATTORNEY

        Each of the undersigned hereby constitutes and appoints John Howell Bullion and Timothy G. McGrath, and each of them with power to act alone, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, for the purpose of signing the undersigned’s name and on the undersigned’s behalf as a Director of Orphan Medical, Inc. (the “Company”), the Registration Statement on Form S-8 of the Company to be filed under the Securities Act of 1933 for the registration of 2,250,000 shares of Common Stock of the Company under the Orphan Medical 2004 Stock Incentive Plan and any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 10th day of September, 2004.

Signature	Title

Chairman, Chief Executive Officer and Director
(principal executive officer)
John Howell Bullion

Vice President and Chief Financial Officer
(principal financial and accounting officer)
Timothy G. McGrath

/s/ Michael Greene	Director

Michael Greene

/s/ Julius A. Vida, Ph.D	Director

Julius A. Vida, Ph.D

/s/ William M. Wardell	Director

William M. Wardell, M.D., Ph.D

/s/ Thomas B. King	Director

Thomas B. King

/s/ Farah H. Champsi	Director

Farah H. Champsi